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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            Medford Bancorp, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

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                             [MEDFORD BANCORP, INC. LOGO]



                               MEDFORD BANCORP, INC.
     -------------------------------------------------------------------------
       29 High Street, Medford, Massachusetts 02155, Telephone: 781 395.7700






                                   NEWS RELEASE


FOR IMMEDIATE RELEASE                                Contact: Phillip W. Wong
                                                     EVP & CFO
                                                     (781) 395-7700


             MEDFORD BANCORP, INC. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Medford, Massachusetts, August 6, 2002...Medford Bancorp, Inc. (Nasdaq: MDBK) Arthur H. Meehan, Chairman, President and Chief Executive Officer stated: The special meeting of stockholders of Medford Bancorp, Inc., to vote upon the proposed acquisition of Medford Bancorp pursuant to an Agreement and Plan of Merger by and among Medford Bancorp, Citizens Bank of Massachusetts and Citizens Financial Group, Inc., has been set for Monday, October 7, 2002 at 10:00 a.m. at, Anthony's, 105 Canal Street, Malden, Massachusetts. The record date for determining stockholders entitled to vote is set at September 3, 2002.

The transaction is subject to customary conditions, including shareholder and regulatory approval.

Medford Bancorp, Inc. is the parent of Medford Bank; a Massachusetts chartered savings bank with over $1.4 billion in assets. The Bank offers a wide variety of services to both business and retail customers throughout eastern Massachusetts from nineteen retail banking locations in Middlesex County.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Medford Bank plans to mail a proxy statement to its stockholders containing information about the merger. Investors and stockholders of Medford Bank are advised to read the proxy statement carefully when it becomes available because it will contain important information about the merger, the persons soliciting proxies related thereto and their interests in the merger, and related matters. Investors and stockholders may


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obtain free copies of the proxy statement (when available) and other documents filed by Medford Bank at the Securities and Exchange Commission's website at http://www.sec.gov.

Free copies of the proxy statement will also be available from Medford Bank by directing such request to the attention of Phillip Wong, Medford Bancorp, Inc., 29 High Street, 781-393-6213.

INFORMATION CONCERNING PARTICIPANTS

Medford Bank, its directors, executive officers and certain other members of management and employees may solicit proxies from Medford Bank's stockholders in favor of the merger. As of the date of this communication, the officers and directors of Medford Bank each beneficially own approximately 1% or less of the outstanding common stock of Medford Bank, other than Arthur H. Meehan, Paul J. Crowley, Edward J. Gaffey and Francis D. Pizzella who beneficially own approximately 3.5%, 1.5%, 1.4% and 2.3% respectively.

THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS THAT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT, AMONG OTHER FACTORS, OF THE RISK FACTORS SET FORTH IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND OF CHANGES IN GENERAL ECONOMIC CONDITION, CHANGES IN INTEREST RATES AND CHANGES IN THE ASSUMPTIONS USED IN MAKING SUCH FORWARD-LOOKING STATEMENTS.

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